SUSAN TRESCHER
                               ATTORNEY AT LAW
                       2600 DE LA VINA STREET, SUITE F
                           SANTA BARBARA, CA 93105
                           TELEPHONE (805) 569-3707
                              FAX (805) 687-4653

                                                       March 30, 1998

Dear Fellow Shareholders of Santa Barbara Bancorp:

      My name is Susan Trescher. I am seeking election to the Board of Directors at the April 1998 annual meeting. I have been formally nominated as a Director by a fellow shareholder. But I need your help to win election.

      You have received or will receive from Santa Barbara Bancorp (or your broker) a Notice of the Annual Meeting of Shareholders. The Notice will include your proxy to elect the Board of Directors' ten (10) nominees for Directors. My name is not one of the nominees. Before or even after you date, sign, and return your proxy to the Secretary of the Corporation or your broker, would you please consider giving me your proxy to vote. This proxy is enclosed.

      I am an attorney who has practiced civil law in Santa Barbara County since 1964. A third generation Californian, I am a graduate of U.C. Berkeley
(where I grew up) and  Harvard  Law  School.  Before  moving to Santa  Barbara from the San Francisco Bay area in 1964 to become a Deputy County Counsel with the County of Santa Barbara, I practiced law in Los Angeles and the San Francisco Bay area for nine years. During my eighteen years as a County Counsel, the County relied on my particular expertise in land use, environmental, and water law issues for legal advice and for representation in court proceedings. In 1982 I went into private practice in the areas of governmental, real property, environmental, family, water, and health law. Currently my practice focuses on governmental, health, and real property law.

      I first began to admire Santa Barbara Bancorp in 1966 when as a woman I sought a loan to purchase my first house. Of the five banks and savings and loans in Santa Barbara that I talked to only Santa Barbara Bank and Trust would authorize a loan to me based upon my own employment and income. Thereafter I started purchasing stock in Santa Barbara Bank and Trust. I now own 5,893 shares.

      I have held leadership positions in the following professional and community organizations:

      President of the Legal Aid Foundation of Santa Barbara Second Vice President of California Women Lawyers Director of Santa Barbara Women Lawyers Director of Santa Barbara County Bar Association

      Chairman of Land Use Section of County Counsels' Association President of Altrusa Club of Santa Barbara

      This month I was honored with the Attorney of the Year Award by- the Santa Barbara Women Lawyers.

      I have long respected the important role of the Santa Barbara Bancorp in our community. With regret I have noted the absence on the Board of Directors of members with governmental legal experience--and the total absence of any women Directors.

      You  can  help  correct  this   omission  in  an  otherwise   impressive
institution by promptly signing, dating, and mailing the enclosed proxy in the enclosed stamped envelope.

      A  fellow   shareholder  has  given  notice  to  the  Secretary  of  the
Corporation of the shareholder's intention to cumulate votes. This means that if any shareholder owns 100 shares and sends in the enclosed proxy, 1,000 votes will be cast for my candidacy. The cumulative voting of those who support my candidacy is necessary if I am to become one of the ten (10) Directors.

      If you wish to support my candidacy for Director, just sign, date, and mail in the enclosed proxy. Even if you have already sent in your proxy to the Corporation, a later date on the enclosed proxy will cancel your vote for Directors on the earlier dated proxy to the Corporation. If you send in the enclosed proxy, PLEASE do not send in a later dated proxy to the Corporation; such an action would cancel your vote for me.

      I will attend the April 21st shareholders' meeting. I look forward to meeting you.

      Thank you for your consideration of my candidacy for Director of Santa Barbara Bancorp.

                                    Your fellow shareholder,

                                    Susan Trescher

                                     PROXY

                             SANTA BARBARA BANCORP

This Proxy is Solicited on Behalf of Susan Trescher

The undersigned hereby appoints Susan Trescher, as Proxy Holder, with the power to appoint her substitute, and hereby authorizes her to represent and to vote, as designated on the reverse side, all the shares of common stock of Santa Barbara Bancorp held of record by the undersigned on March 6, 1998 at the Annual Meeting of Shareholders to be held on April 21, 1998 or any adjournment thereof.

(Continued and to be signed on reverse side.)

                                    For
                                  nominee
                                listed below
                                   __
1. ELECTION OF DIRECTORS          |  |
                                  |__|
   Nominee:  Susan Trescher

                                          FOR        AGAINST       ABSTAIN
2. PROPOSAL TO APPROVE SELECTION           __           __            __
OF ARTHUR ANDERSEN LLP TO SERVE           |  |         |  |          |  |
AS INDEPENDENT PUBLIC ACCOUNTANTS         |__|         |__|          |__|
FOR SANTA BARBARA BANCORP FOR THE
YEAR 1998.


3. IN HER DISCRETION, THE PROXY
HOLDER IS AUTHORIZED TO VOTE UPON
SUCH OTHER BUSINESS AS MAY PROP-
ERLY COME BEFORE THE MEETING.

__________________________________________________________________________
Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

Please mark           __
our vote as          |X |
indicated in         |__|
this example

This proxy when properly executed and returned will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2. If any other business is presented at the meeting, this Proxy confers authority to and shall be voted in accordance with the recommendation of Susan Trescher. This Proxy confers the power of cumulative voting and the power to vote cumulatively for the nominee as described in the proxy statement.

__________________________
Signature

__________________________
Signature

__________________________
Signature

Dated ____________________, 1998

Please date this Proxy and sign exactly as the name appears on your shares.
When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person or entity.